Exhibit 99.1

Avnet Reports Fiscal Fourth Quarter and 2018 Financial Results

Fourth quarter sales rose 10 percent year over year

Transformation delivered cash flow from operations of $236 million, the highest in five years

PHOENIX - August 8, 2018 - Avnet, Inc. (Nasdaq:AVT) today announced results for the fourth quarter and fiscal year ended June 30, 2018.

Fourth Quarter Key Financial Highlights

•	Sales of $5.06 billion increased 9.8% year over year
o	Sales grew 6.7% year over year in constant currency
•	GAAP operating income margin of 2.5%
o	Non-GAAP adjusted operating income margin improved year over year to 3.7%
•	GAAP diluted EPS from continuing operations of $0.49
o	Non-GAAP diluted EPS of $0.99 increased 18% year over year
•	Delivered the strongest adjusted operating income dollars and margin performance in five quarters
•	Net working capital days improved sequentially by 7 days, from 93 to 86, and improved 14 days from the second quarter
•	Cash flow from operations reached $236 million

CEO Commentary

“We closed fiscal 2018 with great momentum in revenue growth, earnings and cash flow generation,” said Bill Amelio, Chief Executive Officer, Avnet. “Avnet’s unique ecosystem gives our customers access to an unparalleled suite of capabilities. We can now guide our enterprise and startup customers alike from idea to product and product to market. We do this by reducing complexity and delivering solutions that get products to market quickly and cost effectively. Our ecosystem is foundational, and when coupled with our ongoing transformation initiatives, we see a very exciting road ahead.”

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 18	Jun – 17	Change Y/Y		Mar – 18	Change Q/Q
Sales	$5,059.2	$4,606.4	9.8%		$4,795.1	5.5%
Operating Income (Loss)	127.9	93.4	37.0%		(54.4)	335.2%
Operating Income (Loss) Margin	2.5%	2.0%	50	bps	(1.1)%	366	bps
Diluted Earnings (Loss) Per Share	$0.49	$0.59	(16.9)%		$(2.64)	118.6%
Fourth Quarter Results (Non-GAAP)(1)
	Jun – 18	Jun – 17	Change Y/Y		Mar – 18	Change Q/Q
Sales	$5,059.2	$4,606.4	9.8%		$4,795.1	5.5%
Adjusted Operating Income	186.5	155.2	20.2%		174.9	6.7%
Adjusted Operating Income Margin	3.7%	3.4%	32	bps	3.7%	4	bps
Adjusted Diluted Earnings Per Share	$0.99	$0.84	17.9%		$1.02	(2.9)%
Segment and Geographical Mix
	Jun – 18	Jun – 17	Change Y/Y		Mar – 18	Change Q/Q
Electronic Components (EC) Sales	$4,668.7	$4,260.7	9.6%		$4,404.1	6.0%
EC Operating Income Margin	3.4%	3.6%	(15)	bps	3.6%	(15)	bps
Premier Farnell (PF) Sales	$390.5	$345.7	13.0%		$391.0	(0.1)%
PF Operating Income Margin	11.8%	10.3%	149	bps	11.4%	42	bps
Americas Sales	$1,339.2	$1,332.2	0.5%		$1,276.4	4.9%
EMEA Sales	1,779.6	1,651.0	7.8%		1,812.3	(1.8)%
Asia Sales	1,940.4	1,623.2	19.6%		1,706.3	13.7%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

CFO Commentary

“Our transformation efforts are contributing meaningfully toward our goals of growing Avnet’s higher margin businesses, reducing our expenses and optimizing working capital. This progress culminated in $236 million of cash flow from operations in the fourth quarter, Avnet’s best operating cash flow performance in five years,” stated Tom Liguori, Chief Financial Officer, Avnet. ”Our focus on optimizing operating expenses resulted in an additional $37 million of savings being implemented at the end of the fourth quarter to further streamline expenses as we enter fiscal year 2019.”

Additional Fourth Quarter Highlights

•

Named a global distribution partner for Microsemi Corp., a wholly owned subsidiary of Microchip Technology. This expands Avnet’s multi-year relationship with Microchip, and gives Avnet customers access to Microsemi’s complete portfolio of semiconductor and system solutions for aerospace and defense, communications, data center and industrial markets

•	Added three new suppliers to the Electronic Components business and four new suppliers to Premier Farnell
•	Surpassed one million members in Avnet’s online communities of element14 and Hackster.io, more than double the members from one year ago
•	Earned a ranking in the top 10 on the 2018 Gartner Supply Chain Top 25 list
•	Expanded the Company’s industry expertise by adding semiconductor veteran Oleg Khaykin to Avnet’s board of directors, where he serves on the audit and the corporate governance committees
•	Strengthened the Electronic Components business unit by adding Tony Roybal, who joined Avnet as regional president, Americas Electronic Components, reporting to Phil Gallagher
•	Continued to maintain a strong book-to-bill ratio above 1.0 across all regions
•	Delivered the strongest sales quarter of the year for the Electronic Components business with 6% sales growth sequentially
•	Doubled online sales year-over-year
•	Repurchased 2.9 million Avnet shares for $117 million
•	Paid $0.19 per share dividend for a total of $22.1 million
•	Reported end of quarter cash and cash equivalents of $621.1 million; debt was $1.7 billion with a leverage ratio of approximately 2.2

Outlook for the First Quarter of Fiscal 2019 Ending on September 29, 2018

	Guidance Range	Midpoint
Sales	$4.8B - $5.2B	$5.0B
Non-GAAP Diluted EPS(1)	$0.95 - $1.05	$1.00
Estimated Tax Rate	20% - 24%	22%

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance excludes any additional acquisitions, any results of discontinued operations, amortization of intangibles, accelerated depreciation, any potential restructuring, integration, and other expenses and certain income tax adjustments including certain impacts of the recent tax law changes in the U.S.  The above guidance assumes 117 million average diluted shares outstanding and the average U.S. Dollar to Euro currency exchange rate for the first quarter of fiscal 2019 is $1.16 to €1.00. This compares with an average exchange rate of $1.17 to the Euro in the first quarter of fiscal 2018.

Today’s Conference Call and Webcast Details:

Avnet will host a quarterly teleconference and webcast today at 1:30 p.m. PDT. The live webcast can be accessed from the following link Avnet Earnings Call Webcast and Slides and will be available for 90 days.

To participate in the live call, dial 877-407-8112 or 201-689-8840. To access the slides follow the webcast link above, or the slides can be accessed via Avnet’s Investor Relations web page at: www.ir.avnet.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “intend,” “estimate,” “forecast,” “expect,” “feel,” “believe,” “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance, business prospects or market conditions. Actual results may differ materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: Avnet’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, implementing and maintaining ERP systems, supplier losses and changes to supplier programs, an industry down-cycle in semiconductors, declines in sales, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or price discounts by suppliers, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including Avnet’s reports on Form 10-K, Form 10-Q and Form 8-K. Except as required by law, Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet

From idea to design and from prototype to production, Avnet supports customers at each stage of a product’s lifecycle. A comprehensive portfolio of design and supply chain services makes Avnet the go-to guide for innovators who set the pace for technological change. For nearly a century, Avnet has helped its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com.  Visit the Avnet Investor Relations website at www.ir.avnet.com or contact us at investorrelations@avnet.com. (AVT_IR)

Investor Relations Contacts

Tom Liguori, CFO

Avnet

480-643-7550

or

Ina McGuinness, Abernathy MacGregor

480-643-7053

investorrelations@avnet.com

Media Relations Contact

Maureen O’Leary

Media Relations

480-643-7499

maureen.oleary@avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	June 30,	July 1,	June 30,	July 1,
	2018	2017	2018	2017
	(Thousands, except per share data)
Sales	$5,059,220	$4,606,404	$19,036,892	$17,439,963
Cost of sales	4,400,588	3,975,788	16,509,708	15,070,521
Gross profit	658,632	630,616	2,527,184	2,369,442
Selling, general and administrative expenses	493,840	495,210	1,970,103	1,770,627
Goodwill Impairment expense	—	—	181,440	—
Restructuring, integration and other expenses	36,848	42,033	145,125	137,415
Operating income	127,944	93,373	230,516	461,400
Other (expense) income, net	(7,639)	(13,495)	17,086	(44,305)
Interest expense	(26,779)	(25,173)	(102,525)	(106,691)
Income from continuing operations before taxes	93,526	54,705	145,077	310,404
Income tax expense (benefit)	35,787	(18,574)	287,966	47,053
Income (loss) from continuing operations, net of tax	57,739	73,279	(142,889)	263,351
Income (loss) from discontinued operations, net of tax	876	8,167	(13,535)	261,927
Net income (loss)	$58,615	$81,446	$(156,424)	$525,278

Earnings (loss) per share - basic:
Continuing operations	$0.49	$0.59	$(1.19)	$2.07
Discontinued operations	0.01	0.07	(0.11)	2.06
Net income (loss) per share basic	$0.50	$0.66	$(1.30)	$4.13

Earnings (loss) per share - diluted:
Continuing operations	$0.49	$0.59	$(1.19)	$2.05
Discontinued operations	0.01	0.07	(0.11)	2.03
Net income (loss) per share diluted	$0.50	$0.65	$(1.30)	$4.08

Shares used to compute earnings per share:
Basic	116,948	124,209	119,909	127,032
Diluted	117,863	125,062	119,909	128,651
Cash dividends paid per common share	$0.19	$0.18	$0.74	$0.70

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	July 1,
	2018	2017
	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$621,125	$836,384
Marketable securities	—	281,326
Receivables, net	3,641,139	3,337,624
Inventories	3,141,822	2,824,709
Prepaid and other current assets	206,513	253,765
Total current assets	7,610,599	7,533,808
Property, plant and equipment, net	522,909	519,575
Goodwill	980,872	1,148,347
Intangible assets, net	219,913	277,291
Other assets	262,552	220,568
Total assets	$9,596,845	$9,699,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$165,380	$50,113
Accounts payable	2,269,478	1,861,635
Accrued expenses and other	534,603	542,023
Total current liabilities	2,969,461	2,453,771
Long-term debt	1,489,219	1,729,212
Other liabilities	453,084	334,538
Total liabilities	4,911,764	4,517,521
Shareholders’ equity	4,685,081	5,182,068
Total liabilities and shareholders’ equity	$9,596,845	$9,699,589

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	June 30, 2018	July 1, 2017
	(Thousands)
Cash flows from operating activities:
Net (loss) income	$(156,424)	$525,278
Less: (Loss) income from discontinued operations, net of tax	(13,535)	261,927
Loss (income) from continuing operations	(142,889)	263,351

Non-cash and other reconciling items:
Depreciation	143,397	101,407
Amortization	91,475	53,953
Deferred income taxes	(87,141)	(17,705)
Stock-based compensation	23,990	47,686
Goodwill impairment expense	181,440	—
Other, net	49,383	29,104
Changes in (net of effects from businesses acquired and divested):
Receivables	(296,175)	(371,820)
Inventories	(308,663)	84,408
Accounts payable	409,608	163,604
Accrued expenses and other, net	189,060	(132,941)
Net cash flows provided by operating activities - continuing operations	253,485	221,047
Net cash flows used by operating activities - discontinued operations	—	(589,738)
Net cash flows provided (used) by operating activities	253,485	(368,691)

Cash flows from financing activities:
Issuance of notes, net of issuance costs	—	296,374
Repayment of notes	—	(530,800)
Repayments under accounts receivable securitization, net	(37,000)	(588,000)
Borrowings (repayments) under senior unsecured credit facility, net	8,850	(50,029)
(Repayments) borrowings under bank credit facilities and other debt, net	(97,954)	27,877
Borrowings of term loans	—	530,756
Repayments of term loans	—	(511,358)
Repurchases of common stock	(323,516)	(275,884)
Dividends paid on common stock	(88,255)	(88,657)
Other, net	(4,018)	(1,870)
Net cash flows used by financing activities - continuing operations	(541,893)	(1,191,591)
Net cash flows provided by financing activities - discontinued operations	—	3,447
Net cash flows used by financing activities	(541,893)	(1,188,144)

Cash flows from investing activities:
Purchases of property, plant and equipment	(155,873)	(120,397)
Acquisitions of businesses, net of cash acquired	(15,254)	(802,744)
Other, net	6,653	18,656
Net cash flows used for investing activities - continuing operations	(164,474)	(904,485)
Net cash flows provided by investing activities - discontinued operations	236,205	2,242,959
Net cash flows provided by investing activities	71,731	1,338,474
Effect of currency exchange rate changes on cash and cash equivalents	1,418	23,267
Cash and cash equivalents:
— (decrease) increase	(215,259)	(195,094)
— at beginning of period	836,384	1,031,478
— at end of period	$621,125	$836,384

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted other income (expense), (iii) adjusted income tax expense, (iv) adjusted income from continuing operations, (v) adjusted diluted earnings per share, and (vi) sales adjusted for the impact of acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “excluding the impact of changes in foreign currency exchange rates” or “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income adjusted for restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income without the impact of these items as well as other income (expense) excluding certain amounts as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in many cases, for measuring performance for compensation purposes. Management measures operating income for our reportable segments excluding restructuring, integration and other expenses, goodwill impairment expense and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense, income from continuing operations and diluted earnings per share from continuing operations adjusted for the impact of the items described above and certain items impacting other expense and income tax expense are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes income from continuing operations and diluted earnings per share from continuing operations excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	June 30,	March 31,	December 30,	September 30,
	2018*	2018*	2018*	2017*	2017*
	($ in thousands, except per share amounts)
GAAP operating income (loss) - continuing operations	$230,516	$127,944	$(54,401)	$87,018	$69,955
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Adjusted operating income (loss) - continuing operations	649,004	186,529	174,884	145,657	141,934

GAAP other income (expense), net - continuing operations	$17,086	$(7,639)	$8,384	$762	$15,579
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted other income (expense), net - continuing operations	7,324	(8,198)	8,521	1,308	5,693

GAAP income (loss) before income taxes- continuing operations	$145,077	$93,526	$(72,063)	$62,140	$61,474
Restructuring, integration and other expenses - continuing operations	145,125	36,848	25,120	36,762	46,394
Goodwill impairment expense - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other - continuing operations	91,923	21,736	22,725	21,877	25,585
Foreign currency (gain) loss and other expenses- continuing operations	(9,762)	(559)	137	546	(9,886)
Adjusted income (loss) before income taxes - continuing operations	553,803	151,551	157,359	121,325	123,567

GAAP income tax expense (benefit) - continuing operations	$287,966	$35,787	$243,541	$5,346	$3,292
Restructuring, integration and other expenses - continuing operations	41,460	9,921	5,757	9,004	16,778
Amortization of intangible assets and other - continuing operations	18,556	4,376	4,575	4,405	5,200
Foreign currency (gain) loss and other expenses- continuing operations	(3,494)	(180)	33	84	(3,431)
Discrete income tax (expense) benefit items, net - continuing operations	(218,444)	(14,549)	(218,810)	8,017	6,898
Adjusted income tax expense - continuing operations	126,044	35,355	35,096	26,856	28,737

GAAP income (loss) - continuing operations	$(142,889)	$57,739	$(315,604)	$56,794	$58,182
Restructuring, integration and other expenses (net of tax) - continuing operations	103,665	26,927	19,363	27,758	29,616
Goodwill impairment expense (net of tax) - continuing operations	181,440	-	181,440	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	73,367	17,360	18,150	17,472	20,385
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(6,268)	(379)	104	462	(6,455)
Discrete income tax expense (benefit) items, net - continuing operations	218,444	14,549	218,810	(8,017)	(6,898)
Adjusted income (loss) - continuing operations	427,759	116,196	122,263	94,469	94,829

GAAP diluted earnings (loss) per share - continuing operations	$(1.19)	$0.49	$(2.64)	$0.47	$0.47
Restructuring, integration and other expenses (net of tax) - continuing operations	0.86	0.23	0.16	0.23	0.24
Goodwill impairment expense (net of tax) - continuing operations	1.52	-	1.52	-	-
Amortization of intangible assets and other (net of tax) - continuing operations	0.61	0.15	0.15	0.14	0.16
Foreign currency (gain) loss and other expenses (net of tax) - continuing operations	(0.05)	-	-	-	(0.05)
Discrete income tax expense (benefit) items, net - continuing operations	1.82	0.12	1.83	(0.07)	(0.06)
Adjusted diluted EPS - continuing operations	3.57	0.99	1.02	0.78	0.76

* May not foot/crossfoot due to rounding

		Fiscal Year 2017
		Quarters Ended
	Fiscal	July 1,	April 1,	December 31,	October 1,
	2017*	2017*	2017*	2016*	2016*
		($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses - continuing operations	$1,770,627	$495,210	$480,190	$431,555	$363,672
Amortization of intangible assets and other - continuing operations	(54,526)	(19,822)	(22,497)	(9,829)	(2,378)
Adjusted operating expenses - continuing operations	1,716,101	475,388	457,693	421,726	361,294

GAAP operating income - continuing operations	$461,400	$93,373	$114,283	$124,230	$129,514
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Adjusted operating income - continuing operations	653,341	155,228	172,293	164,459	161,361

GAAP other (expense) income, net - continuing operations	$(44,305)	$(13,495)	$19,439	$(36,514)	$(13,734)
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted other (expense) income, net - continuing operations	167	1,129	5,580	(3,814)	(2,727)

GAAP income before income taxes- continuing operations	$310,404	$54,705	$106,188	$60,968	$88,544
Restructuring, integration and other expenses - continuing operations	137,415	42,033	35,513	30,400	29,469
Amortization of intangible assets and other - continuing operations	54,526	19,822	22,497	9,829	2,378
Unrealized (gain) loss on marketable securities and other - continuing operations	765	14,624	(13,859)	-	-
Acquisition related FX hedging and financing costs - continuing operations	43,707	-	-	32,700	11,007
Adjusted income before income taxes - continuing operations	546,817	131,184	150,339	133,897	131,398

GAAP income tax expense (benefit) - continuing operations	$47,053	$(18,574)	$16,268	$28,503	$20,856
Restructuring, integration and other expenses - continuing operations	45,403	16,324	12,455	7,378	9,246
Amortization of intangible assets and other - continuing operations	14,670	6,654	5,077	2,342	597
Unrealized (gain) loss on marketable securities and other - continuing operations	1,381	6,812	(5,431)	-	-
Acquisition related FX hedging and financing costs - continuing operations	6,968	-	-	4,230	2,738
Discrete income tax benefit (expense) items, net - continuing operations	14,695	14,987	7,712	(9,369)	1,365
Adjusted income tax expense - continuing operations	130,170	26,203	36,081	33,084	34,802

GAAP income - continuing operations	$263,351	$73,279	$89,920	$32,465	$67,688
Restructuring, integration and other expenses (net of tax) - continuing operations	92,012	25,709	23,058	23,022	20,223
Amortization of intangible assets and other (net of tax) - continuing operations	39,856	13,168	17,420	7,487	1,781
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(616)	7,812	(8,428)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	36,739	-	-	28,470	8,269
Discrete income tax expense (benefit) items, net - continuing operations	(14,695)	(14,987)	(7,712)	9,369	(1,365)
Adjusted income - continuing operations	416,647	104,981	114,258	100,813	96,596

GAAP diluted EPS - continuing operations	$2.05	$0.59	$0.69	$0.25	$0.52
Restructuring, integration and other expenses (net of tax) - continuing operations	0.73	0.21	0.18	0.18	0.16
Amortization of intangible assets and other (net of tax) - continuing operations	0.32	0.11	0.14	0.06	0.01
Unrealized (gain) loss on marketable securities and other (net of tax) - continuing operations	(0.01)	0.06	(0.07)	-	-
Acquisition related FX hedging and financing costs (net of tax) - continuing operations	0.28	-	-	0.22	0.06
Discrete income tax expense (benefit) items, net - continuing operations	(0.13)	(0.13)	(0.06)	0.07	(0.01)
Adjusted diluted EPS - continuing operations	3.24	0.84	0.88	0.77	0.74

* May not foot/crossfoot due to rounding

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current (if necessary) periods to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Organic sales is measured on a sales from continuing operations basis. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

The following table presents reported and organic sales growth rates for the fourth quarter and full year of fiscal 2018 compared to fiscal 2017.

	Fourth Quarter Ended			Year Ended
			Organic			Organic
			Year-Year %			Year-Year %
	As Reported	Organic	Change in	As Reported	Organic	Change in
	and Organic	Year-Year	Constant	and Organic	Year-Year	Constant
	Fiscal 2018	% Change	Currency	Fiscal 2018	% Change	Currency
	(Dollars in millions)
Avnet	$5,059.2	9.8%	6.7%	$19,036.9	6.8%	3.6%
Avnet by region
Americas	$1,339.2	0.5%	0.5%	$5,011.4	(5.8)%	(5.8)%
EMEA	1,779.6	7.8	0.0	6,790.9	11.5	2.5
Asia	1,940.4	19.6	18.8	7,234.6	12.9	12.7
Avnet by segment
EC	$4,668.7	9.6%	6.5%	$17,543.6	6.5%	3.4%
PF	390.5	13.0	8.6	1,493.3	11.1	6.5

The following table presents the reconciliation of reported sales to organic sales for the fourth quarter and full year of fiscal 2017.

	Fourth Quarter
	Ended	Year Ended
	As Reported	Sales as		Organic
	and Organic	Reported	Sales from	Sales
	Fiscal 2017	Fiscal 2017	Acquisitions (1)	Fiscal 2017
	(in millions)
Avnet	$4,606.4	$17,440.0	$378.3	$17,818.3
Avnet by region
Americas	$1,332.2	$5,163.9	$154.4	$5,318.3
EMEA	1,651.0	5,912.9	178.9	6,091.8
Asia	1,623.2	6,363.2	45.0	6,408.2
Avnet by segment
EC	$4,260.7	$16,474.1	$—	$16,474.1
PF	345.7	965.9	378.3	1,344.2

(1)	Includes Premier Farnell acquired on October 17, 2016, which has operations in each Avnet region.

Sales from suppliers lost as a result of supplier channel changes were $2.3 million, $0.5 million and $3.3 million in the fourth quarter of fiscal 2018 for the Americas, EMEA and Asia regions, respectively compared to sales of $61.7 million, $103.8 million and $71.5 million in the fourth quarter of fiscal 2017 for the Americas, EMEA and Asia regions, respectively.

Sales from suppliers lost as a result of supplier channel changes were $36.8 million, $45.1 million and $45.8 million in fiscal 2018 for the Americas, EMEA and Asia regions, respectively compared to sales of $263.2 million, $388.1 million and $328.3 million in fiscal 2017 for the Americas, EMEA and Asia regions, respectively.

Historical Segment Financial Information

		Fiscal Year 2018
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 30,	March 31,	December 30,	September 30,
	2018*	2018	2018*	2017	2017
	(in millions)
Sales:
Electronic Components	$17,543.6	$4,668.7	$4,404.1	$4,163.5	$4,307.2
Premier Farnell	1,493.3	390.5	391.0	358.1	353.7
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,660.9

Operating income:
Electronic Components	$587.3	$160.1	$157.7	$129.9	$139.6
Premier Farnell	160.8	46.0	44.4	35.6	34.8
	748.1	206.1	202.1	165.5	174.4
Corporate expenses	(99.0)	(19.7)	(27.2)	(19.8)	(32.4)
Restructuring, integration and other expenses	(145.1)	(36.8)	(25.1)	(36.8)	(46.4)
Goodwill impairment expense	(181.4)	-	(181.4)	-	-
Amortization of acquired intangible assets and other	(91.9)	(21.7)	(22.7)	(21.9)	(25.6)
Avnet operating income (loss)	$230.5	$127.9	$(54.4)	$87.0	$70.0

Sales by geographic area:
Americas	$5,011.4	$1,339.2	$1,276.4	$1,210.2	$1,185.5
EMEA	6,790.9	1,779.6	1,812.3	1,506.0	1,693.0
Asia	7,234.6	1,940.4	1,706.3	1,805.4	1,782.4
Avnet sales	$19,036.9	$5,059.2	$4,795.1	$4,521.6	$4,661.0

* May not foot/crossfoot due to rounding

		Fiscal Year 2017
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 1,	April 1,	December 31,	October 1,
	2017	2017	2017	2016	2016
	(in millions)
Sales:
Electronic Components	$16,474.1	$4,260.7	$4,090.9	$4,004.3	$4,118.1
Premier Farnell (1)	965.9	345.7	351.0	269.2	-
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

Operating income:
Electronic Components	$661.0	$152.4	$156.8	$166.7	$185.1
Premier Farnell (1)	99.8	35.5	40.3	24.0	-
	760.8	187.9	197.1	190.7	185.1
Corporate expenses (2)	(107.5)	(32.7)	(24.9)	(26.3)	(23.7)
Restructuring, integration and other expenses	(137.4)	(42.0)	(35.5)	(30.4)	(29.5)
Amortization of acquired intangible assets and other	(54.5)	(19.8)	(22.5)	(9.8)	(2.4)
Avnet operating income	$461.4	$93.4	$114.3	$124.2	$129.5

Sales by geographic area:
Americas	$5,163.9	$1,332.2	$1,328.6	$1,252.6	$1,250.5
EMEA	5,912.9	1,651.0	1,615.9	1,380.7	1,265.3
Asia	6,363.2	1,623.2	1,497.4	1,640.3	1,602.3
Avnet sales	$17,440.0	$4,606.4	$4,441.9	$4,273.6	$4,118.1

(1)	Premier Farnell was acquired on October 17, 2016.
(2)	Prior to the divestiture of the Technology Solutions business in Q3 FY17, a portion of Corporate support expenses were classified within discontinued operations.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the first quarter of fiscal 2019.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$0.95	$1.05
Restructuring, integration and other expense (net of tax) (1)	(0.22)	(0.14)
Amortization of intangibles and other (net of tax)	(0.16)	(0.15)
Income tax expense adjustments	(0.04)	0.04
GAAP diluted earnings per share guidance	$0.53	$0.80

(1)	Includes accelerated depreciation.